Exhibit 99(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 10, 2016 relating to the statements of assets and liabilities of NorthStar Corporate Income Master Fund and NorthStar Corporate Income Fund-T, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

February 10, 2016

 PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

  T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us